UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CIVISTA BANCSHARES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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CIVISTA BANCSHARES, INC.

100 East Water Street, P. O. Box 5016

Sandusky, Ohio 44870

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on November 4, 2015

TO OUR SHAREHOLDERS:

Notice is hereby given that a Special Meeting of Shareholders (the “Special Meeting”) of Civista Bancshares, Inc. (the “Company”) will be held at Cedar Point Center at BGSU Firelands Campus, One University Drive, Huron, Ohio 44839, on Wednesday, November 4, 2015, at 10:00 a.m., E.S.T., for the following purposes:

1.	To approve and adopt an amendment to the Company’s Articles of Incorporation to eliminate pre-emptive rights.

2.	To approve and adopt an amendment to the Company’s Articles of Incorporation to eliminate cumulative voting in the election of directors.

3.	To approve adjournments of the Special Meeting, if necessary, to permit further solicitation of proxies if there is not a quorum or sufficient votes at the time of the Special Meeting to approve the foregoing amendments.

4.	To consider and act upon any other matter which may properly be brought before the meeting or any adjournment or postponement thereof.

Only those holders of record of common shares of the Company at the close of business on September 8, 2015, will be entitled to notice of and to vote at the Special Meeting.

Included with this Notice are the Company’s Proxy Statement for the Special Meeting and a form of proxy card. The proxy solicitation materials for the Special Meeting are first being sent by mail to shareholders on or about September 16, 2015.

You are cordially invited to attend the Special Meeting. Your vote is very important, regardless of the number of common shares you own. Whether or not you plan to attend the Special Meeting in person, it is important that your common shares be represented. Please sign, date and return your proxy card as soon as possible. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, you may vote electronically via the Internet or by using the toll-free telephone number given on the form of proxy.

To obtain directions to attend the Special Meeting and vote in person, please call Amy Grant at 419-627-4667.

By Order of the Board of Directors

James E. McGookey, Secretary Civista Bancshares, Inc.

September 16, 2015

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to Be Held on November 4, 2015:

The Company’s Proxy Statement for the Special Meeting and a sample of the form of proxy card to be sent to shareholders by the Company are available at www.proxydocs.com/CIVB.

CIVISTA BANCSHARES, INC.

100 East Water Street, P. O. Box 5016

Sandusky, Ohio 44870

(419) 625-4121

www.civb.com

PROXY STATEMENT

FOR SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 4, 2015

We are sending this Proxy Statement and the enclosed proxy card to you as a shareholder of Civista Bancshares, Inc. (the “Company”) in connection with the solicitation of proxies for the Special Meeting of Shareholders (the “Special Meeting”) to be held on Wednesday, November 4, 2015, at 10:00 a.m., E.S.T., at Cedar Point Center at BGSU Firelands Campus, One University Drive, Huron, Ohio 44839. The Company’s Board of Directors is soliciting proxies for use at the Special Meeting or any adjournment thereof. The proxy solicitation materials for the Special Meeting are first being sent by mail to shareholders on or about September 16, 2015.

At the Special Meeting, shareholders will be asked to consider and vote upon the following:

1.	To approve and adopt an amendment to the Company’s Articles of Incorporation to eliminate pre-emptive rights.

2.	To approve and adopt an amendment to the Company’s Articles of Incorporation to eliminate cumulative voting in the election of directors.

3.	To approve adjournments of the Special Meeting, if necessary, to permit further solicitation of proxies if there is not a quorum or sufficient votes at the time of the Special Meeting to approve the foregoing amendments.

4.	To consider and act upon any other matter which may properly be brought before the meeting or any adjournment or postponement thereof.

VOTING INFORMATION

Who can vote?

Only holders of record of the Company’s common shares as of the close of business on September 8, 2015, the record date for determination of the shareholders entitled to vote at the Special Meeting, will be entitled to vote at the Special Meeting. At the close of business on September 8, 2015, there were 7,815,292 common shares of the Company outstanding and entitled to vote. The common shares are the only class of stock of the Company presently outstanding and entitled to vote at the Special Meeting.

How do I vote if I am a record holder?

If you were the record holder of common shares of the Company as of September 8, 2015, you may vote in person by attending the Special Meeting or, to ensure that your common shares are represented at the Special Meeting, you may vote your common shares by signing and returning the enclosed proxy card in the postage-paid envelope provided. You may also vote electronically via the Internet or by using the toll-free telephone number given on the enclosed proxy card. The deadline for transmitting voting instructions electronically via the Internet or telephonically is 11:59 p.m., E.S.T., on November 3, 2015. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give their voting instructions and confirm that shareholders’ instructions have been properly recorded.

How do I vote if my common shares are held in “street name”?

If you hold your common shares in “street name” with a broker, a financial institution or other nominee, then you are not considered the shareholder of record for voting purposes, and the nominee should give you instructions for voting your common shares. As a beneficial owner, you have the right to direct the record holder on how to vote the common shares held in your account. If you hold your common shares in “street name,” you may be eligible to appoint your proxy electronically via the Internet or telephonically as set forth on the enclosed proxy card.

If you hold your common shares in “street name” and wish to attend the Special Meeting and vote in person you will first need to ask your bank, broker or other holder of record to furnish you with a legal proxy. You will need to bring the legal proxy with you to the meeting and hand it in with a signed ballot that you can request at the meeting. You will not be able to vote your common shares at the meeting without a legal proxy and signed ballot.

How many votes do I have?

With respect to all matters submitted to a vote at the Special Meeting, each shareholder will be entitled to one vote for each common share of the Company held at the close of business on September 8, 2015.

How will my common shares be voted?

Those common shares represented by properly executed proxy cards that are received prior to the Special Meeting, or by properly authenticated Internet or telephone votes that are submitted prior to the deadline for doing so, and not subsequently revoked, will be voted in accordance with your instructions by your proxies. If you submit a valid proxy card prior to the Special Meeting, or timely submit your proxy via the Internet or by telephone, but do not provide voting instructions, your proxies will vote your common shares as recommended by the Board of Directors as follows:

•	“FOR” the approval and adoption of the amendment to the Company’s Articles of Incorporation to eliminate pre-emptive rights.

•	“FOR” the approval and adoption of the amendment to the Company’s Articles of Incorporation to eliminate cumulative voting in the election of directors.

•	“FOR” the approval of adjournments of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to constitute a quorum or approve the foregoing amendments to the Company’s Articles of Incorporation.

Are there appraisal rights in connection with any action to be considered at the Special Meeting?

No appraisal or dissenters’ rights exist for any action proposed to be taken at the Special Meeting.

Am I being asked to vote on any other proposals at the Special Meeting?

The proposals set forth in the notice of meeting will be the only business considered at the Special Meeting. Our Amended and Restated Code of Regulations limits the business that can be transacted at special meetings to the purpose for which the special meeting was called, as stated in the notice of meeting. If any other matters are properly presented for voting at the Special Meeting, the persons appointed as proxies will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.

Can the proxy materials be accessed electronically?

The Company’s Proxy Statement for the Special Meeting and a sample of the form of proxy card are available on the Internet at www.proxydocs.com/CIVB.

How do I change or revoke my proxy?

Your presence at the Special Meeting, without further action, will not revoke your proxy. However, you may revoke your proxy at any time before it has been exercised (i) by signing and delivering a later-dated proxy; (ii) by giving notice to the Company in writing at our address indicated on the attached Notice of Special Meeting; or (iii) at the Special Meeting. If you hold your common shares in “street name”, in order to change or revoke your voting instructions you must follow the specific voting directions provided to you by your bank, broker or other holder of record.

If I vote in advance, can I still attend the Special Meeting?

Yes. You are encouraged to vote promptly by returning your signed proxy card by mail or, if applicable, by appointing a proxy to vote electronically via the Internet or by telephone so that your common shares will be represented at the Special Meeting. However, neither returning a signed proxy card nor appointing a proxy affects your right to attend the Special Meeting and vote your common shares in person.

What constitutes a quorum?

There were 7,815,292 common shares of the Company outstanding and entitled to vote at the close of business on September 8, 2015, the record date. A majority of the outstanding common shares of the Company on the record date, or 3,907,647 common shares, represented in person or by proxy will constitute a quorum at the Special Meeting. If you submit a properly executed proxy, even if you abstain from voting, your common shares will be counted for purposes of determining whether a quorum is present at the Special Meeting. A quorum must exist to conduct business at the Special Meeting.

The holders of a majority of the common shares present or represented at the Special Meeting, whether or not a quorum is present, may adjourn the meeting, without notice other than by announcement at the meeting, until the requisite number of shares shall be present or represented.

What is the effect of abstentions and broker non-votes on voting?

Abstentions and shares not in attendance and not voted at the Special Meeting will have the same effect as a vote “Against” each of proposals 1 and 2, but will have no effect on the outcome of proposal 3.

For shareholders who hold their shares in “street name”, the rules of The NASDAQ Stock Market LLC (“NASDAQ”), the stock exchange on which the Company’s common shares are traded, determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker holding common shares for a beneficial owner in street name may vote on the proposal without receiving instructions from the beneficial owner. If a proposal is non-routine, the broker may vote on the proposal only if the beneficial owner has provided voting instructions.

Each of the proposals are considered non-routine matters and, therefore, your broker may not vote on these matters unless you provide voting instructions. Consequently, there cannot be any broker non-votes occurring in connection with any of the proposals at the Special Meeting. It is very important that, if your shares are held in street name by your bank, broker, or other holder of record, you provide instructions to your bank, broker or other holder of record on these matters. Your failure to provide instructions will result in your shares not being present at the Special Meeting and not being voted on these proposals, will have the same effect as a vote “Against” proposals 1 and 2, but will have no effect on the outcome of proposal 3.

It is very important that all of our shareholders vote their shares, so please promptly complete and return the enclosed proxy card.

What vote is required with respect to the proposals?

•	Proposal 1 – Amendment to Articles of Incorporation to Eliminate Pre-emptive Rights

The affirmative vote of a majority of the common shares of the Company outstanding and entitled to vote at the Special Meeting is required to approve and adopt the amendment to the Company’s Articles of Incorporation to eliminate pre-emptive rights. Abstentions and shares not in attendance and not voted at the Special Meeting will not count as a vote cast on this proposal but will have the same effect as a vote “Against” the proposal.

•	Proposal 2 – Amendment to Articles of Incorporation to Eliminate Cumulative Voting in the Election of Directors

The affirmative vote of a majority of the common shares of the Company outstanding and entitled to vote at the Special Meeting is required to approve and adopt the amendment to the Company’s Articles of Incorporation to eliminate cumulative voting in the election of Directors. Abstentions and shares not in attendance and not voted at the Special Meeting will not count as a vote cast on this proposal but will have the same effect as a vote “Against” the proposal.

•	Proposal 3 – Adjournments of the Special Meeting to Permit Further Solicitation of Proxies

The affirmative vote of a majority of common shares of the Company represented at the Special Meeting, in person or by proxy, whether or not a quorum is present, is required to approve any adjournment of the Special Meeting. Abstentions and shares not in attendance and not voted at the Special Meeting will have no effect on the outcome of this proposal.

Who pays the cost of proxy solicitation?

The Company will pay the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. Although we are soliciting proxies by mailing these proxy materials to our shareholders, the directors, officers and employees of the Company and our subsidiaries may also solicit proxies by further mailing, personal contact, telephone, facsimile or electronic mail without receiving any additional compensation for such solicitations.

Arrangements will also be made with brokerage firms, financial institutions and other nominees who are record holders of common shares of the Company for the forwarding of solicitation materials to the beneficial owners of such common shares. The Company will reimburse these brokers, financial institutions and other nominees for their reasonable out-of-pocket costs in connection with forwarding materials.

The Company has retained Morrow & Co., LLC to aid in the solicitation of proxies for the Special Meeting. The Company will pay Morrow & Co., LLC up to $15,000 in fees and will reimburse Morrow & Co., LLC for certain out-of-pocket expenses, for the proxy solicitation services to be provided by Morrow & Co., LLC. Morrow & Co., LLC may solicit proxies by personal contact, telephone, facsimile or electronic mail.

Who should I call if I have questions concerning this proxy solicitation or the proposals to be considered at the Special Meeting?

If you have any questions concerning this proxy solicitation or the proposals to be considered at the Special Meeting, please call James E. McGookey, Secretary, at 419-625-4121 (Sandusky area) or 888-645-4121 (other), or Morrow & Co., LLC at 877-797-6040 (shareholders) or 203-658-9400 (banks and brokerage firms).

OVERVIEW OF PROPOSALS

Civista continues to enjoy solid loan growth and, earlier this year, we passed the $1.0 billion mark in total loans. We remain committed to attracting and retaining customers to grow the Company. If you attended the 2015 annual meeting or follow our dividend letters, you know that the Board of Directors believes the avenue to increasing shareholder value is growth. At the end of June, we had approximately $1.3 billion in total assets. Our goal is to grow the Company to $2.0 billion in total assets.

We are focused on growth for several reasons. In the banking world today, we believe a company must have sufficient size to absorb the increasing costs of regulatory compliance and technology. With increased size and diverse markets we can spread the credit risk – all our eggs are not in one community basket. In addition, with sufficient size and growth opportunities, we can attract and retain strong, talented employees.

The Board believes that growth will come from two avenues - organic growth and acquisitions. We are always focused on organic growth. If we have a loan customer, we want their deposit accounts. If we have their deposit accounts, we want their wealth management business. If we have a commercial customer, we want to provide their cash management services. If we see an attractive organic growth area, we will pursue it. We believe we are good at developing multiple-product customer relationships. However, organic growth, in itself, will not take us to our goal of continuing to increase shareholder value in a reasonable period of time. We believe organic growth must be complemented with strategic acquisitions.

To make acquisitions we will need additional capital through the issuance of additional common equity. Since the formation of the holding company in 1987, we have utilized our capital structure to expand the Company, taking it from a $200 million, three office bank to a $1.3 billion financial services company with 28 offices in 11 Ohio counties. We believe we have efficiently used our capital while growing the Company and delivering a 14.2% return on tangible common equity for the 12 months ended June 30, 2015. This compares to 11.3% median return for comparable peers.

We believe that there will be continuing opportunities for growth through acquisition. Smaller banks in Ohio are finding it increasingly difficult to cover the costs of compliance, technology, and attracting future management. Again, for us to engage in any significant acquisition activity we will need additional common equity. In July 2015, we took the step of filing a “shelf-registration statement” with the SEC, which will effectively shorten the time frame involved in completing a capital raise. At present, Civista has no plans, arrangements or understandings to issue common shares, and any offering under the shelf-registration statement will be made by means of a prospectus. This proxy statement does not constitute an offer of any of our securities for sale.

At our annual meeting of shareholders in April 2015, we asked you to approve several governance changes that we believe would better position us for the future—including eliminating pre-emptive rights in common equity offerings and eliminating cumulative voting in the election of directors. As we explained in the annual meeting proxy materials, we believe the existence of pre-emptive rights slows down the offering process and generally results in a discount on the sales price of our common shares. We believe that cumulative voting rights present a different type of challenge as we work to grow the Company by raising capital and expanding our existing shareholder base because it offers minority shareholders the chance to unduly affect the selection of our directors.

Unfortunately, the Company was not able to get enough shareholders to vote on these governance changes at the annual meeting. Only about 57.7% of our outstanding common shares were represented at the annual meeting. Although holders of about 79% of the common shares that voted favored eliminating pre-emptive rights and holders of about 75% of the common shares that voted supported eliminating cumulative voting, it was not enough to meet the Ohio law requirement of having a the majority of the Company’s outstanding common shares vote for these governance changes. Because of the importance of these matters and the level of support among shareholders shown at the 2015 annual meeting, the Board of Directors has decided that these issues should be brought before the shareholders again at this Special Meeting.

In summary, in order to increase shareholder value for you, we firmly believe we need to continue to grow the Company. To grow the Company at an acceptable rate and show continued progress, we believe we will need to consider an offering of common shares. We believe that the Company can get the best outcome in the marketplace in connection with any offering of our common shares if the Company’s amends its Articles of Incorporation to eliminate pre-emptive rights and cumulative voting.

PROPOSAL 1

AMENDMENT TO THE CORPORATION’S ARTICLES OF INCORPORATION

TO ELIMINATE PRE-EMPTIVE RIGHTS

Under this Proposal 1, the Board of Directors is asking the shareholders of the Company to approve and adopt an amendment to the Company’s Articles of Incorporation to add a new Article NINTH that would expressly eliminate the pre-emptive rights of our shareholders. The full text of proposed Article NINTH is set forth in Annex A attached to this Proxy Statement.

Pre-emptive rights were originally developed in the United States during the 19th century. Historically, the primary purpose of pre-emptive rights was to prevent a corporation or a majority of shareholders of a corporation from diluting minority shareholder interests by allowing minority shareholders the opportunity to maintain their ownership levels by purchasing a pro rata amount of any new common shares issued. Although these rights may still be beneficial in the context of smaller, privately held companies, they present a cumbersome restriction on the ability of a publicly held corporation to issue and sell shares for appropriate corporate purposes in today’s public markets. Moreover, unlike a minority shareholder in a private corporation, a shareholder of a public corporation can maintain desired ownership levels, and thereby prevent dilution of the shareholder’s voting power, simply by purchasing common shares on the open market.

Given this reality, during the 20th century, most public companies abandoned pre-emptive rights. In 2000, Section 1701.15 of the Ohio Revised Code was amended to provide that shareholders of Ohio corporations do not have pre-emptive rights unless such rights are expressly granted in the corporation’s articles of incorporation. Ohio corporations formed prior to March 16, 2000, such as the Company, however, continue to have pre-emptive rights unless the shareholders amend the articles of incorporation to eliminate them.

The Board of Directors believes that eliminating pre-emptive rights will give the Company greater flexibility to raise capital and reduce the cost of financings, including pursuant to the shelf-registration statement. The present effect of pre-emptive rights is to restrict and limit the Company’s ability to utilize the most efficient means to raise equity capital in a timely and effective manner. Eliminating pre-emptive rights will allow the Company to issue its common shares as a means of raising capital without conducting a prior rights offering. This will give the Company greater flexibility in raising additional capital when appropriate and an enhanced ability to negotiate the most favorable terms in light of the then-prevailing circumstances and market conditions. At present, Civista has no plans, arrangements or understandings to issue common shares. The process of notifying shareholders of their pre-emptive rights can be time consuming and can lead to delays, increase the costs of raising capital and negatively affect pricing of capital being raised. Similarly, there would also be costs and delays associated with holding a meeting of the shareholders for the purpose of releasing pre-emptive rights in respect of a proposed issuance of common shares. Given the size of the Company’s shareholder base and the fact that its common shares are publicly traded, the Board of Directors believes that having pre-emptive rights prevents the Company from taking full advantage of the public trading markets and could restrict the Company’s ability to raise capital in an efficient and timely manner.

This description of the proposed amendment to the Company’s Articles of Incorporation to eliminate pre-emptive rights is only a summary and is qualified in its entirety by reference to the actual text of the proposed Article NINTH, which is attached to this Proxy Statement as Annex A. If approved and adopted by the shareholders of the Company at the Special Meeting, the amendment to the Articles of Incorporation to eliminate pre-emptive rights will become effective upon the filing of an appropriate certificate of amendment with the Secretary of State of Ohio, which is expected to occur promptly following the shareholder vote.

Recommendation and Vote

The affirmative vote of a majority of the outstanding common shares of the Company is required to approve and adopt the proposed amendment to the Company’s Articles of Incorporation to eliminate pre-emptive rights. An abstention will not count as a vote cast on this proposal but will have the same effect as a vote “AGAINST” the proposal.

The Board of Directors recommends that you vote “FOR” Proposal 1.

PROPOSAL 2

AMENDMENT TO THE CORPORATION’S ARTICLES OF INCORPORATION

TO ELIMINATE CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

Under this Proposal 2, the Board of Directors is asking the shareholders of the Company to approve and adopt an amendment to the Company’s Articles of Incorporation to add a new Article TENTH that would expressly eliminate the right of shareholders to vote cumulatively in elections of Directors. The full text of proposed Article TENTH is set forth in Annex B attached to this Proxy Statement. If Proposal 1 regarding the approval and adoption of proposed Article NINTH to eliminate pre-emptive rights fails to pass, the amendment proposed in this Proposal 2 would be styled as Article NINTH of the Company’s Articles of Incorporation.

Because the Company’s Articles of Incorporation do not address cumulative voting, under Ohio law, shareholders of the Company have the right to vote cumulatively in the election of directors. Cumulative voting allows each shareholder to multiply the number of shares that he or she is entitled to vote by the total number of directors to be elected and to cast the entire number of such votes for one candidate or to distribute them among any two or more candidates. By contrast, under non-cumulative voting where each common share only has one vote, each shareholder may only cast a number of votes for each nominee up to the total number of shares held by the shareholder.

For example, under non-cumulative voting, if three directors are to be elected, a shareholder holding 100 shares may vote up to 100 shares for each different nominee. Under cumulative voting, this same shareholder could cast 300 votes for one director, or split up the votes in any manner he or she sees fit among the three candidates.

As with pre-emptive rights, cumulative voting in the election of directors was developed in the late 19th century, and, as the public securities markets developed during the 20th century, the need for cumulative voting has evolved. Today, less than 5% of the companies listed on The Nasdaq 100 Index and The Russell 1000 Index provide for cumulative voting in the election of directors.

Cumulative voting, like pre-emptive rights, is more appropriate in the context of smaller, privately-held companies, or even public companies with concentrated stock ownership, but not so much for publicly held companies with a diverse shareholder base. Unlike a private company with only a few shareholders, in a public company with a diverse shareholder base, there is no ability for one or a small group of shareholders to outvote the other shareholders for every directorship. Any shareholder can solicit proxies for the election of directors, and, under non-cumulative voting, if they obtain proxies for a majority of the shares, can elect one, several or every director. In fact, this is done fairly regularly in today’s market. For example, in 2014, Starboard Value LP was able to elect every director at Darden Restaurants, Inc.

Ohio first enacted mandatory cumulative voting in 1898. By the mid-20th century, mandatory cumulative voting provisions were found in the Constitutions of 13 states and in the statutes of 8 others, and permissive cumulative voting was authorized in 18 other states. In 1986, upon the recommendation of the Ohio State Bar Association’s Corporation Law Committee, Ohio amended its cumulative voting statute to make it permissive. The Corporation Law Committee commented, “The Committee believes that the shareholders should have the power to decide whether cumulative voting is appropriate for their particular corporation.”

Similar to the evolution of cumulative voting generally in the United States and Ohio, the need for cumulative voting for the Company has evolved. When the Company was formed in 1987, the Board of Directors at the time determined not to opt out of cumulative voting. At the time, the Company was a closely held corporation with concentrated stock ownership. As discussed above, cumulative voting makes sense in corporations with a shareholder composition like that. Since 1987, however, the Company has gone public and its common shares are now widely held. As shown in the beneficial ownership table on page 9, the Company has only one shareholder that owns more than 5% of the Company’s common shares. The Board of Directors believes that cumulative voting is no longer necessary given the Company’s current shareholder profile.

In essence, the Board believes that cumulative voting permits a shareholder to influence the outcome of an election in a manner disproportionate to his or her ownership interest in the Company. Cumulative voting allows shareholders with less than a majority of the shares to determine the outcome of director elections. The Board of Directors believes that each director is responsible to all of the Company’s shareholders, and not just to a minority shareholder group that has cumulatively voted their shares and may have special interests contrary to those of the broader group of Company shareholders. The election of directors who view themselves as representing a particular minority shareholder group could result in partisanship and discord on the Board, and may impair the ability of the directors to act in the best interests of the Company and all of its shareholders. Eliminating cumulative voting diminishes the ability of minority shareholders to elect directors in a manner disproportionate to their ownership interest.

Eliminating cumulative voting could, under certain circumstances, render more difficult or discourage a proxy contest, the assumption of control by a holder of a large block of our common shares or the removal of incumbent management. This proposal is not in response to any shareholder effort to remove any director or to accumulate the Company’s common shares to obtain control of the Company or the Board of Directors by means of a solicitation in opposition to management or otherwise. The Board is seeking to eliminate cumulative voting at this time for the reasons discussed above. This proposal is not part of a plan by the Board or management to adopt a series of antitakeover measures, and the Board does not currently intend to seek approval of any other antitakeover measures. While Ohio law has so-called antitakeover statutes that are applicable to the Company, including the Control Share Acquisition Act (Section 1701.831) and Chapter 1704, other than Article SIXTH of the Company’s Articles of Incorporation, which governs certain types of business combinations, the Company does not have any other antitakeover measures in place.

This description of the proposed amendment to the Company’s Articles of Incorporation to eliminate cumulative voting in the election of directors is only a summary and is qualified in its entirety by reference to the actual text of the proposed Article TENTH, which is attached to this Proxy Statement as Annex B. If approved and adopted by the shareholders of the Company at the Special Meeting, the amendment to the Articles of Incorporation to eliminate cumulative voting in elections of Directors will become effective upon the filing of an appropriate certificate of amendment with the Secretary of State of Ohio, which is expected to occur promptly following the shareholder vote.

Recommendation and Vote

The affirmative vote of a majority of the outstanding common shares of the Company is required to approve and adopt the proposed amendment to the Articles of Incorporation to eliminate the right of shareholders to vote cumulatively in elections of directors. An abstention will not count as a vote cast on this proposal but will have the same effect as a vote “AGAINST” the proposal.

When we proposed eliminating cumulative voting at both our 2011 and 2015 annual meetings, more than 70% of the votes cast were in favor of the proposal. To amend our Articles of Incorporation, however, at least a majority of our outstanding shares must vote in favor of this proposal. Thus, it is important that all shareholders send in their proxy cards and vote on this proposal.

The Board of Directors recommends that you vote “FOR” Proposal 2.

PROPOSAL 3

ADJOURNMENTS OF THE SPECIAL MEETING

TO PERMIT FURTHER SOLICITATION OF PROXIES

Civista shareholders are being asked to approve a proposal that will give the Company authority to adjourn the Special Meeting for the purpose of soliciting additional proxies in favor of the charter amendments if there are not sufficient votes at the time of the Special Meeting to constitute a quorum or to approve the charter amendments. Under Ohio law, the Special Meeting may be adjourned if the motion to adjourn is approved by the holders of a majority of the voting shares represented at the Special Meeting in person or represented by proxy. If the Special Meeting is adjourned or postponed, shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

The Board of Directors recommends that you vote “FOR” Proposal 3.

BENEFICIAL OWNERSHIP OF

COMMON SHARES OF THE COMPANY

The following table sets forth information concerning the only persons known to the Company to own beneficially more than 5% of the outstanding common shares of the Company as of September 8, 2015.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
George L. Mylander 155 Sunset Drive Sandusky, Ohio 44870	403,183 shares held by George L. Mylander, Trustee, UA Oct 4 01 George L. Mylander Voting Trust Agreement	5.16%

(1)	Percent of Class is computed based on 7,815,292 common shares outstanding on September 8, 2015.

The following table sets forth information regarding the beneficial ownership of the Company’s common shares, as of September 8, 2015, for each of the current Directors of the Company, each of the Company’s named executive officers, and all Directors and executive officers of the Company as a group.

Name of Beneficial Owner or Number of Persons in Group (1)	Amount and Nature of Beneficial Ownership	Common Shares Which Can Be Acquired Upon Conversion of Depositary Shares Within 60 Days (2)	Total	Percent of Class (3)
Thomas A. Depler (4)	21,962	7,672	29,634	*
Allen R. Maurice (5)	58,931	12,786	71,717	*
James O. Miller (6)	13,959	6,393	20,352	*
Dennis E. Murray, Jr. (7)	26,471	0	26,471	*
Allen R. Nickles (8)	103,020	10,230	113,250	1.45%
J. William Springer (9)	1,000	0	1,000	*
David A. Voight (10)	12,695	5,115	17,810	*
Daniel J. White (11)	833	76,726	77,559	*
Richard J. Dutton (12)	8,725	1,278	10,003	*
Todd A. Michel (13)	795	1,278	2,073	*
James E. McGookey (14)	4,442	3,324	7,766	*
Dennis G. Shaffer (15)	2,482	1,278	3,760	*
All current executive officers and directors as a group (14 persons)	261,945	129,276	391,221	4.92%

*	Indicates beneficial ownership of less than one percent of the outstanding common shares of the Company.

(1)	Unless otherwise indicated, each executive officer or Director has voting and investment power with respect to all of the common shares reflected in the table for such executive officer or Director. The mailing address of each of the executive officers and Directors of the Company is 100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870.
(2)	Represents the number of common shares as to which the named person or group has the right to acquire beneficial ownership upon the conversion of Depositary Shares of the Company, each representing a 1/40th ownership interest in a Noncumulative Redeemable Convertible Perpetual Preferred Share, Series B, of the Company (“Depositary Shares”). Each Depositary Share, at the option of the holder, is convertible at any time into the number of common shares of the Company equal to $25.00 divided by the conversion price then in effect (currently $7.82).
(3)	Percent of Class is computed based on the sum of (a) 7,815,292 common shares outstanding on September 8, 2015, and (b) the number of common shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the conversion of Depositary Shares beneficially owned by the named person or group as of September 8, 2015.
(4)	Includes 9,168 common shares held by John Depler Trust, as to which Mr. Depler, as trustee, has voting and investment power; 12,794 common shares held jointly by Thomas A. Depler and his spouse, Nancy S. Depler, as to which they have shared voting and investment power; 3,836 common shares which may be acquired upon conversion of Depositary Shares held by the Thomas A. Depler Rollover IRA; and 3,836 common shares which may be acquired upon conversion of Depositary Shares held by the Thomas A. Depler SEP IRA.
(5)	Includes 1,641 common shares owned by Allen R. Maurice; 450 common shares owned by Susan C. Maurice, spouse of Allen R. Maurice, as to which she has voting and investment power; 56,840 common shares held by Allen R. Maurice IRA; 6,393 common shares which may be acquired upon conversion of Depositary Shares held jointly by Susan C. Maurice and Kori L. Hurley; and 6,393 common shares which may be acquired upon conversion of Depositary Shares held jointly by Susan C. Maurice and Kelly M. Druckenbroad.
(6)	Includes 4,240 common shares held by James O. Miller IRA; 3,800 common shares held by Martha M. Miller IRA, as to which Mr. Miller’s spouse has voting and investment power; 2,000 common shares held by Mr. Miller and his spouse, as to which they excise shared voting and investment power; 480 common shares owned by the children of James O. Miller, as to which Mr. Miller, as custodian, has voting and investment power; 3,439 restricted shares held by Mr. Miller which are subject to forfeiture; 1,918 common shares which may be acquired upon conversion of Depositary Shares owned by Martha M. Miller IRA, spouse of Mr. Miller; and 4,475 common shares which may be acquired upon conversion of Depositary Shares held by James O. Miller IRA.
(7)	Includes 9,619 common shares held by Dennis Murray, Jr. IRA; 11,852 common shares held by Dennis E. Murray, Jr. as to which Mr. Murray has voting and investment power; and 5,000 shares owned by Mr. Murray’s spouse, Martha Murray, as to which she has voting and investment power.
(8)	Includes 99,795 common shares held by Allen R. Nickles SEP IRA; 895 common shares held by Allen R. Nickles IRA; 500 common shares held by Diane Nickles IRA, as to which Mr. Nickles’ spouse has voting and investment power; 1,105 common shares held by Diane Nickles, as to which she has voting and investment power; 725 common shares owned by a child of Allen R. Nickles, as to which Mr. Nickles, as custodian, has voting and investment power; and 10,230 common shares which may be acquired upon conversion of Depositary Shares owned by Allen R. Nickles.

(9)	Includes 1,000 common shares held by the John W. Springer Trust, as to which Mr. Springer, as trustee, has voting and investment power.
(10)	Includes 12,695 common shares held by The Voight Family Trust, as to which Mr. Voight, and his spouse, Ann S. Voight, as trustees, have voting and investment power; and 5,115 common shares which may be acquired upon conversion of Depositary Shares held by The Voight Family Trust.
(11)	Includes 527 common shares owned by Daniel J. White; 306 common shares held by Daniel J. White Investment LLC, as to which Mr. White has voting and investment power; and 76,726 common shares which may be acquired upon conversion of Depositary Shares owned by Daniel J. White.
(12)	Includes 6,286 common shares held by Richard J. Dutton IRA; 2,439 restricted shares held by Mr. Dutton which are subject to forfeiture; and 1,278 common shares which may be acquired upon conversion of Depositary Shares owned by Richard J. Dutton.
(13)	Includes 24 common shares held jointly by Todd A. Michel and Lynn A. Michel, spouse of Todd A. Michel, as to which they exercise shared voting and investment power; 771 restricted shares held by Mr. Michel which are subject to forfeiture; and 1,278 common shares which may be acquired upon conversion of Depositary shares owned jointly by Todd A. Michel and his spouse, Lynn A. Michel.
(14)	Includes 985 common shares held by James E. McGookey IRA; 1,478 common shares held jointly by Mr. McGookey and his spouse, Anne H. McGookey, as to which they have shared voting and investment power; 1,979 restricted shares held by Mr. McGookey which are subject to forfeiture; 1,918 common shares which may be acquired upon conversion of Depositary Shares owned jointly by James E. McGookey and his spouse, Anne H. McGookey; and 1,406 common shares which may be acquired upon conversion of Depositary Shares held by James E. McGookey IRA.
(15)	Dennis G. Shaffer includes 2,482 restricted shares held by Mr. Shaffer which are subject to forfeiture; and 1,278 common shares which may be acquired upon conversion of Depositary Shares held by Dennis G. Shaffer IRA.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Proposals by shareholders intended to be presented at the 2016 annual meeting of shareholders must be received by the Secretary of the Company no later than November 14, 2015, to be eligible for inclusion in the Company’s proxy, notice of meeting and proxy statement and Notice of Internet Availability of Proxy Materials relating to the 2016 annual meeting. The Company will not be required to include in its proxy, notice of meeting, proxy statement or Notice of Internet Availability of Proxy Materials, a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC rules. Any shareholder that intends to submit a proposal other than for inclusion in the proxy materials must deliver such proposal to the Secretary of the Company not less than 60 nor more than 90 days prior to the 2016 annual meeting (or 15 days after the date of notice or public disclosure if the Company provides less than 75 days’ notice of the meeting), or such proposal will be considered untimely. If a shareholder proposal is untimely, the Company may vote in its discretion on that proposal all of the common shares for which it has received proxies for the 2016 annual meeting. Proposals by shareholders intended to be presented at the 2016 annual meeting should be mailed or delivered to Civista Bancshares, Inc., 100 East Water Street, Sandusky, Ohio 44870, Attention: Secretary.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matter that will be presented for action by the shareholders at the Special Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders should properly come before the Special Meeting, including matters relating to the conduct of the Special Meeting, the individuals acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

By Order of the Board of Directors

September 16, 2015	James E. McGookey, Secretary Civista Bancshares, Inc.

ANNEX A

NINTH: Except as may be specifically designated by the Board of Directors, no holder of shares of the corporation of any class, as such, shall have the pre-emptive right to subscribe for or to purchase any shares of any class of the corporation or any other securities of the corporation, including any warrant, right or option to subscribe for or purchase any share or other security, whether such share or security of such class is now or hereafter authorized.

ANNEX B

TENTH: No holder of shares of the corporation of any class, as such, shall have any right to cumulate the voting power in respect of those shares in the election of directors, and the right to cumulate the voting power of the holder as provided in Section 1701.55 of the Ohio Revised Code is hereby specifically denied to all holders of shares of any class of the corporation.

CIVISTA BANCSHARES, INC.

100 E. WATER STREET P.O. BOX 5016 SANDUSKY, OH 44870

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M95694-S36278	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CIVISTA BANCSHARES, INC.

The Board of Directors recommends you vote FOR the following:				For	Against	Abstain

1. To approve and adopt an amendment to the Company’s Articles of Incorporation to eliminate preemptive rights.				☐	☐	☐

2. To approve and adopt an amendment to the Company’s Articles of Incorporation to eliminate cumulative voting in the election of Directors.				☐	☐	☐

3.    To approve adjournments of the Special Meeting, if necessary, to permit further solicitation of proxies if there is not a quorum or sufficient votes at the time of the Special Meeting to approve the foregoing amendments.

				☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

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M95695-S36278

CIVISTA BANCSHARES, INC. Special Meeting of Shareholders November 4, 2015 10:00 AM This proxy is solicited by the Board of Directors

The shareholders hereby appoint James D. Heckelman, Blythe A. Friedly and John O. Bacon, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of CIVISTA BANCSHARES, INC. that the shareholders are entitled to vote at the Special Meeting of shareholders to be held at 10:00 AM, EST on November 4, 2015, at the Cedar Point Center Facility, BGSU Firelands College, One University Drive, Huron, Ohio 44839, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side